Herc Holdings Reports First Quarter 2025 Results and
Affirms 2025 Full Year Guidance

First Quarter 2025 Highlights
–Record equipment rental revenue of $739 million, an increase of 3%
–Record total revenues of $861 million, an increase of 7%
–Reported net loss of $18 million or $0.63 per share driven primarily by the H&E acquisition transaction costs
–Adjusted EBITDA of $339 million was flat year-over-year with adjusted EBITDA margin of 39.4%
–Free cash flow of $49 million for the three months ended March 31, 2025

Bonita Springs, Fla., April 22, 2025 -- Herc Holdings Inc. (NYSE: HRI) ("Herc Holdings" or the "Company") today reported financial results for the quarter ended March 31, 2025.
“As expected, the 2025 operating landscape continues to be a tale of two disparate economic trends,” said Larry Silber, president and chief executive officer. “Our national account business is growing, fueled by federal and private funding for large construction projects like data centers, manufacturing onshoring and LNG facilities. At the same time, while facility maintenance, municipal, and infrastructure projects are supporting the local markets, other more interest-rate sensitive projects continue to be on hold, restricting overall local account growth.

“Against this uneven backdrop, Herc’s diversified business model helps drive resiliency,” said Silber. “With growth in mega project activity and incremental revenue benefits from last year’s acquisitions, we delivered financial results that were in line with our expectations for the seasonally low first quarter. And we remain on pace to outperform the overall equipment rental market again this year as Team Herc continues to identify opportunities to deliver value for our customers, while managing our fleet and capital strategically and with discipline.

“As it relates to the H&E acquisition, with the closing date targeted for mid-year, our operators and salesforce remain focused on running the day-to-day business, and our integration team is actively preparing for the migration of Herc systems and processes. We are excited to bring together two strong cultures that focus on growth and share priorities for customer service and safety.”

2025 First Quarter Financial Results

•Total revenues increased 7% to $861 million compared to $804 million in the prior-year period. The year-over-year increase of $57 million related to an increase in equipment rental revenue of $20 million, reflecting uneven demand across end markets and incremental revenue from prior year greenfields and acquisitions. Sales of rental equipment increased by $36 million during the period.

•Dollar utilization decreased to 37.6% in the first quarter compared to 39.7% in the prior-year period.

•Direct operating expenses were $327 million, or 44.2% of equipment rental revenue, compared to $307 million, or 42.7% in the prior-year period. The increase as a percent of rental revenue related to lower fixed cost absorption due to the normal seasonality associated with the first quarter, particularly facilities costs due to greenfield and acquisition locations and higher insurance costs year-over-year.

•Depreciation of rental equipment increased 8% to $172 million due to higher year-over-year average fleet size. Non-rental depreciation and amortization increased 14% to $33 million primarily due to an increase in non-rental asset depreciation resulting from the growth of the business.

•Selling, general and administrative expenses were $118 million compared to $112 million in the prior-year period. As a percent of rental revenue, selling, general and administrative expenses were nearly flat year-over-year.

•Transaction expenses were $74 million compared to $3 million in the prior-year period. The increase related to costs incurred for the H&E acquisition, primarily a $64 million termination fee paid to United Rentals on behalf of H&E.

•Interest expense remained relatively flat at $62 million compared with $61 million in the prior-year period.

•Net loss was $18 million compared to net income of $65 million in the prior-year period. Adjusted net income decreased 45% to $37 million, or $1.30 per diluted share, compared to $67 million, or $2.36 per diluted share, in the prior-year period. The income tax provision in the first quarter was primarily driven by the non-deductible transaction costs related to the H&E acquisition.

•Adjusted EBITDA remained flat at $339 million and adjusted EBITDA margin was 39.4% compared to 42.2% in the prior-year period.

Rental Fleet
•Net rental equipment capital expenditures were as follows (in millions):

	Three Months Ended March 31,
	2025	2024
Rental equipment expenditures	$187	$181
Proceeds from disposal of rental equipment	(94)	(61)
Net rental equipment capital expenditures	$93	$120
•As of March 31, 2025, the Company's total fleet was approximately $6.9 billion at OEC.

•Average fleet at OEC in the first quarter increased 9% compared to the prior-year period.

•Average fleet age was 47 months as of March 31, 2025 and 2024.

Disciplined Capital Management
•The Company opened 3 new greenfield locations during the three months ended March 31, 2025.

•Net debt was $4.0 billion as of March 31, 2025, with net leverage of 2.5x unchanged from the same prior-year period. Cash and cash equivalents and unused commitments under the ABL Credit Facility contributed to approximately $1.9 billion of liquidity as of March 31, 2025.

•The Company declared its quarterly dividend of $0.70, an increase of 5%, paid to shareholders of record as of February 18, 2025 on March 4, 2025.

2025 Outlook—Excluding Cinelease
The Company is affirming its full year 2025 equipment rental revenue growth, adjusted EBITDA, and gross and net rental capital expenditures guidance ranges, excluding Cinelease studio entertainment and lighting and grip equipment rental business. The sale process for the Cinelease studio entertainment business is ongoing and a transaction is expected to be completed in 2025.

Equipment rental revenue growth:	4% to 6%
Adjusted EBITDA:	$1.575 billion to $1.650 billion
Net rental equipment capital expenditures:	$400 million to $600 million
Gross capex:	$700 million to $900 million
As a leader in an industry where scale matters, the Company expects to continue to gain share by capturing an outsized position of the forecasted higher construction spending in 2025 by investing in its fleet, optimizing its existing fleet, capitalizing on strategic acquisitions and greenfield opportunities, and cross-selling a diversified product portfolio.

Earnings Call and Webcast Information
Herc Holdings' first quarter 2025 earnings webcast will be held today at 8:30 a.m. U.S. Eastern Time. Interested U.S. parties may call +1-800-715-9871 and international participants should call the country specific dial in numbers listed at https://registrations.events/directory/international/itfs.html, using the access code: 9128891. Please dial in at least 10 minutes before the call start time to ensure that you are connected to the call and to register your name and company.

Those who wish to listen to the live conference call and view the accompanying presentation slides should visit the Events and Presentations tab of the Investor Relations section of the Company's website at IR.HercRentals.com. The press release and presentation slides for the call will be posted to this section of the website prior to the call.

A replay of the conference call will be available via webcast on the Company website at IR.HercRentals.com, where it will be archived for 12 months after the call.

About Herc Holdings Inc.
Founded in 1965, Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is a full-line rental supplier with 453 locations across North America, and 2024 total revenues were approximately $3.6 billion. We offer products and services aimed at helping customers work more efficiently, effectively, and safely. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction, and lighting equipment. Our ProSolutions® offering includes industry-specific, solutions-based services in tandem with power generation, climate control, remediation and restoration, pumps, and trench shorting equipment as well as our ProContractor professional grade tools. We employ approximately 7,600 employees, who equip our customers and communities to build a brighter future. Learn more at www.HercRentals.com and follow us on Instagram, Facebook and LinkedIn.

Certain Additional Information
In this release we refer to the following operating measures:
•Dollar utilization: calculated by dividing rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on the guidelines of the American Rental Association (ARA).
•OEC: original equipment cost based on the guidelines of the ARA, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date).

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, and the Private Securities Litigation Reform Act of 1995. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and there can be no assurance that our current expectations will be achieved. You should not place undue reliance on the forward-looking statements. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) the cyclical nature of our industry and our dependence on the levels of capital investment and maintenance expenditures by our customers; (2) the competitiveness of our industry, including the potential downward pricing pressures or the inability to increase prices; (3) our dependence on relationships with key suppliers; (4) our heavy reliance on communication networks, centralized information technology systems and third party technology and services and our ability to maintain, upgrade or replace our information technology systems; (5) our ability to respond adequately to changes in technology and customer demands; (6) our ability to attract and retain key management, sales and trades talent; (7) our rental fleet is subject to residual value risk upon disposition; (8) the impact of climate change and the legal and regulatory responses to such change; (9) our ability to execute our strategy to grow through strategic transactions; and (10) our significant indebtedness; and (11) our ability to complete the acquisition of H&E Equipment Services, Inc. and our ability to realize the anticipated benefits of the proposed transaction. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Information Regarding Non-GAAP Financial Measures
In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this release that is not calculated according to GAAP (“non-GAAP”), such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted common share, free cash flow and certain results excluding the Cinelease studio entertainment business. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this release.

Contact:
Leslie Hunziker
Senior Vice President,
Investor Relations, Communications & Sustainability
Leslie.hunziker@hercrentals.com
239-301-1675

(See Accompanying Tables)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In millions, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Equipment rental	$739	$719
Sales of rental equipment	105	69
Sales of new equipment, parts and supplies	11	9
Service and other revenue	6	7
Total revenues	861	804
Expenses:
Direct operating	327	307
Depreciation of rental equipment	172	160
Cost of sales of rental equipment	76	46
Cost of sales of new equipment, parts and supplies	8	6
Selling, general and administrative	118	112
Transaction expenses	74	3
Non-rental depreciation and amortization	33	29
Interest expense, net	62	61
Other expense (income), net	(1)	(1)
Total expenses	869	723
Income (loss) before income taxes	(8)	81
Income tax provision	(10)	(16)
Net income (loss)	$(18)	$65

Weighted average shares outstanding:
Basic	28.5	28.3
Diluted	28.5	28.4
Earnings (loss) per share:
Basic	$(0.63)	$2.30
Diluted	$(0.63)	$2.29

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2025	December 31, 2024
ASSETS	(unaudited)
Cash and cash equivalents	$48	$83
Receivables, net of allowances	554	589
Prepaid expenses	69	47
Other current assets	20	40
Current assets held for sale	18	17
Total current assets	709	776
Rental equipment, net	4,085	4,225
Property and equipment, net	567	554
Right-of-use lease assets	869	852
Intangible assets, net	564	572
Goodwill	682	670
Other long-term assets	8	8
Long-term assets held for sale	221	220
Total assets	$7,705	$7,877

LIABILITIES AND EQUITY
Current maturities of long-term debt and financing obligations	$22	$21
Current maturities of operating lease liabilities	39	39
Accounts payable	161	248
Accrued liabilities	237	239
Current liabilities held for sale	15	15
Total current liabilities	474	562
Long-term debt, net	4,026	4,069
Financing obligations, net	99	101
Operating lease liabilities	862	842
Deferred tax liabilities	771	800
Other long-term liabilities	57	47
Long-term liabilities held for sale	58	60
Total liabilities	6,347	6,481
Total equity	1,358	1,396
Total liabilities and equity	$7,705	$7,877

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(18)	$65
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of rental equipment	172	160
Depreciation of property and equipment	22	19
Amortization of intangible assets	11	10
Amortization of deferred debt and financing obligations costs	1	1
Stock-based compensation charges	6	5
Provision for receivables allowances	14	12
Deferred taxes	(29)	9
Gain on sale of rental equipment	(29)	(23)
Other	—	3
Changes in assets and liabilities:
Receivables	20	(7)
Other assets	(20)	(6)
Accounts payable	(18)	(2)
Accrued liabilities and other long-term liabilities	39	(6)
Net cash provided by operating activities	171	240
Cash flows from investing activities:
Rental equipment expenditures	(187)	(181)
Proceeds from disposal of rental equipment	94	61
Non-rental capital expenditures	(33)	(30)
Proceeds from disposal of property and equipment	4	2
Acquisitions, net of cash acquired	(11)	(148)
Net cash used in investing activities	(133)	(296)
Cash flows from financing activities:
Proceeds from revolving lines of credit and securitization	520	385
Repayments on revolving lines of credit and securitization	(561)	(302)
Principal payments under finance lease and financing obligations	(5)	(5)
Dividends paid	(21)	(20)
Other financing activities, net	(6)	(10)
Net cash provided by (used in) financing activities	(73)	48
Effect of foreign exchange rate changes on cash and cash equivalents	—	—
Net change in cash and cash equivalents during the period	(35)	(8)
Cash and cash equivalents at beginning of period	83	71
Cash and cash equivalents at end of period	$48	$63

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA AND ADJUSTED EBITDA RECONCILIATIONS
Unaudited
(In millions)

EBITDA and adjusted EBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of transaction related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock-based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on the disposal of a business and certain other items. EBITDA and adjusted EBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments.

Adjusted EBITDA Margin - Adjusted EBITDA Margin, calculated by dividing Adjusted EBITDA by Total Revenues, is a commonly used profitability ratio.

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$(18)	$65
Income tax provision	10	16
Interest expense, net	62	61
Depreciation of rental equipment	172	160
Non-rental depreciation and amortization	33	29
EBITDA	259	331
Non-cash stock-based compensation charges	6	5
Transaction related costs	74	3
Adjusted EBITDA	$339	$339

Total revenues	861	804
Adjusted EBITDA	$339	$339
Adjusted EBITDA margin	39.4%	42.2%

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA, ADJUSTED EBITDA AND ADJUSTED REBITDA
EXCLUDING STUDIO ENTERTAINMENT RECONCILIATIONS
Unaudited
(in millions)

EBITDA, Adjusted EBITDA, REBITDA, Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through Excluding Studio Entertainment - Each metric below has been adjusted to exclude the studio entertainment business due to the intent to sell that business and provides the operating performance of the remaining business.

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	Herc	Studio	Ex-Studio	Herc	Studio	Ex-Studio
Equipment rental revenue	$739	$15	$724	$719	$29	$690
Total revenues	861	17	844	804	30	774
Total expenses	869	17	852	723	21	702
Income (loss) before income taxes	(8)	—	(8)	81	9	72
Income tax (provision) benefit	(10)	—	(10)	(16)	(2)	(14)
Net income (loss)	(18)	—	(18)	65	7	58
Income tax provision	10	—	10	16	2	14
Interest expense, net	62	—	62	61	—	61
Depreciation of rental equipment	172	—	172	160	—	160
Non-rental depreciation and amortization	33	—	33	29	—	29
EBITDA	259	—	259	331	9	322
Non-cash stock-based compensation charges	6	—	6	5	—	5
Transaction related costs	74	1	73	3	1	2
Adjusted EBITDA	339	1	338	339	10	329
Less: Gain (loss) on sales of rental equipment	29	1	28	23	—	23
Less: Gain (loss) on sales of new equipment, parts and supplies	3	—	3	3	1	2
Rental Adjusted EBITDA (REBITDA)	$307	$—	$307	$313	$9	$304

Total revenues	$861	$17	$844	$804	$30	$774
Adjusted EBITDA	$339	$1	$338	$339	$10	$329
Adjusted EBITDA margin	39.4%	5.9%	40.0%	42.2%	33.3%	42.5%

Total revenues	$861	$17	$844	$804	$30	$774
Less: Sales of rental equipment	105	1	104	69	—	69
Less: Sales of new equipment, parts and supplies	11	1	10	9	1	8
Equipment rental, service and other revenues	$745	$15	$730	$726	$29	$697

Equipment rental, service and other revenues	$745	$15	$730	$726	$29	$697
Adjusted REBITDA	$307	$—	$307	$313	$9	$304
Adjusted REBITDA margin	41.2%	—%	42.1%	43.1%	31.0%	43.6%

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE
Unaudited
(In millions)

Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, transaction related costs, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business.

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$(18)	$65
Transaction related costs	74	3
Tax impact of adjustments(1)	(19)	(1)
Adjusted net income	$37	$67

Diluted shares outstanding	28.5	28.4

Adjusted earnings per diluted share	$1.30	$2.36
(1) The tax rate applied for adjustments is 25.5% and reflects the statutory rates in the applicable entities.

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
FREE CASH FLOW
Unaudited
(In millions)

Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$171	$240

Rental equipment expenditures	(187)	(181)
Proceeds from disposal of rental equipment	94	61
Net rental equipment expenditures	(93)	(120)

Non-rental capital expenditures	(33)	(30)
Proceeds from disposal of property and equipment	4	2
Free cash flow	$49	$92

Acquisitions, net of cash acquired	(11)	(148)
Decrease (increase) in net debt, excluding financing activities	$38	$(56)